                                                                    Exhibit 4.14

                              DECLARATION OF TRUST
                                       OF
                           TRUSTMARK CAPITAL TRUST IV


               THIS DECLARATION OF TRUST is made as of March 14, 2003 (this "Declaration of Trust"), by and among Trustmark Corporation, as Depositor (the "Depositor"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), Wilmington Trust Company, as property trustee (the "Property Trustee"), and Richard Hickson, Zach Wasson, and T. Harris Collier III, as trustees (the "Administrative Trustees"; and together with the Delaware Trustee and the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

               1. The trust created hereby shall be known as "Trustmark Capital Trust IV" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

               2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

               3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred or Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duties or obligations hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

               4. The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the

Securities Act of 1933, as amended (the "1933 Act"), of the Preferred or Capital Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred or Capital Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred or Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred or Capital Securities to be listed on the New York Stock Exchange or such other exchange or quotation system; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred or Capital Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the Capital Securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange or quotation system, or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, any Administrative Trustee, in his capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that an Administrative Trustee, in his capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint Zach Wasson as the Depositor's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

               5. This Declaration of Trust may be executed in one or more counterparts.

               6. The number of Trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

               7. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

               8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).




                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                               TRUSTMARK CORPORATION,
                               as Depositor


                               By: /s/ Richard Hickson
                                   ------------------------------------
                                   Name:  Richard Hickson
                                   Title:  Chairman, President and Chief
                                           Executive Officer



                               WILMINGTON TRUST COMPANY, as Delaware
                               Trustee


                               By: /s/ Mary St. Amand
                                   ------------------------------------
                                   Name:  Mary St. Amand
                                   Title: AVP


                               WILMINGTON TRUST COMPANY, as Property Trustee



                               By: /s/ Mary St. Amand
                                   ------------------------------------
                                   Name:  Mary St. Amand
                                   Title: AVP

                               /s/ Richard Hickson
                               -------------------------------------
                               Richard Hickson, as Administrative Trustee

                               /s/ Zach Wasson
                               -------------------------------------
                               Zach Wasson, as Administrative Trustee

                               /s/ T. Harris Collier III
                               -------------------------------------
                               T. Harris Collier III, as Administrative Trustee